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Exhibit 21.1

Name and Jurisdiction of Subsidiaries

Name of Subsidiary	State or other jurisdiction of incorporation
Cadmus and Cascades Recycling, Inc.	Massachusetts
Cascades SPG Holding Inc.	Delaware
Cascades Agri-Pak, Inc.	New York
Cascades Diamond, Inc.	Massachusetts
Cascades Moulded Pulp, Inc.	North Carolina
Cascades Plastics Inc.	Delaware
Cascades Auburn Fiber Inc.	Delaware
Cascades G.P.S. S.A.	France
Cascades Sainte-Marie S.A.	France
4089278 Canada Inc.	Canada
4089294 Canada Inc.	Canada
Cascades Forma-Pak Inc.	Quebec, Canada
Cascades Multi-Pro Inc.	Quebec, Canada
Desencrage C.M.D. Inc.	Quebec, Canada
Plastiques Cascades Inc.*	Quebec, Canada
Cascades Lupel Inc.	Quebec, Canada
Cascades East Angus Inc.	Quebec, Canada
Materiaux Cascades Inc.**	Quebec, Canada
Cascades Inopak Inc.	Canada
Cascades Dominion Inc.	Canada
Cascades Enviropac Inc.	Canada
4089260 Canada Inc.	Canada
2851-5351 Quebec Inc. (Commec Enr.)	Quebec, Canada
Cascades Fine Papers Group Inc.***	Canada
Cascades Fine Papers Group (USA) Inc.	Delaware
Cascades Fine Papers Group (Sales) Inc.	Delaware
Cascades Fine Papers Group Thunder Bay Inc.	Canada
Marathon Graphic Art Distributor Inc.	Canada
Cascades Tissue Group Inc.	Canada
Wood Wyant Inc.	Canada
Cascades Tissue Group—North Carolina Inc.	North Carolina
Cascades Tissue Group—IFC Disposables Inc.	Tennessee
Cascades Tissue Group—California Inc.	Delaware
Cascades Tissue Group—Oregon Inc.	Delaware
Cascades Tissue Group—New York Inc.	Delaware
Cascades Tissue Group—Mechanicville Inc.	Delaware
Cascades Tissue Group—Pennsylvania Inc.	Delaware
Cascades Tissue Group—Wisconsin Inc.	Delaware
3815285 Canada Inc.	Canada
3815315 Canada Inc.	Canada
Perkins Capital Management Hungary Limited Liability Company	Hungary
Cascades Boxboard Group Inc.	Canada
Cascades S.A.	France
Cascades Paperboard U.K. Limited	England
Cascades Arnsberg GmbH	Germany
Cartonboard Cascades GmbH	Germany
Cartonboard Cascades SP z.o.o.	Poland

Cartonboard Cascades s.r.o.	Czech Republic
Cartonboard Cascades Kft	Hungary
Pulp and Paper Cascades N.V.	Netherlands
Cascades Djupafors A.B.	Sweden
Cascades Duffel N.V.	Belgium
Cascades Boxboard Inc.	Ontario, Canada
4089235 Canada Inc.	Canada
Cascades FjordCell Inc.	Quebec, Canada
Cascades Boxboard U.S. Holdings, Inc.	Delaware
Cascades Boxboard U.S., Inc.	Delaware

        All of these subsidiaries are doing business only under the name specified in their charters, except:

*
Plastiques Cascades Inc. does business under the name Plastiques Cascades, Re-Plast Division;

**
Materiaux Cascades Inc. does business under the name Materiaux Cascades, ConverMat Division; and

***
Cascades Fine Papers Group Inc. does business under the name Cascades Resources, a Division of Cascades Fine Papers Group Inc.

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Name and Jurisdiction of Subsidiaries